Exhibit 99.1

Athira Pharma Announces Exclusive License to Lasofoxifene Phase 3 Development Program for Metastatic Breast Cancer Candidate and a Financing for up to $236 Million

Phase 3 Development Program of Novel Selective Estrogen Receptor Modulator (SERM) Represents Potential Multi-Billion Dollar Opportunity as Treatment Option for Patients with ESR1-Mutations

Financing Co-Led by Commodore Capital, Perceptive Advisors and TCGX Supports Development of Lasofoxifene through Phase 3 Clinical Topline Data Readout and Regulatory Milestones

Conference Call Today at 8:30 am Eastern Time

BOTHELL, Wash., December 18, 2025 – Athira Pharma, Inc. (NASDAQ: ATHA), a clinical-stage biopharmaceutical company dedicated to the development of novel therapeutics for high unmet medical needs, today announced that it has entered into an agreement to acquire the rights for the development and commercialization of lasofoxifene, a promising clinical asset in a potentially registrational Phase 3 trial. The ongoing Phase 3 ELAINE-3 clinical trial (NCT05696626) is greater than 50% enrolled with data expected in mid-2027.

Athira has acquired an exclusive global license (excluding Asia and certain countries in the Middle East) from Sermonix Pharmaceuticals, Inc. for rights to develop and commercialize lasofoxifene, a selective estrogen receptor modulator (SERM) for the potential treatment of metastatic breast cancer.

In conjunction with this transaction, Athira also announced an upfront financing of $90 million in private placement financing of common stock and warrants, with the warrants providing, if exercised, up to an additional $146 million to support development of the new program through key clinical and regulatory milestones. The financing was co-led by Commodore Capital, Perceptive Advisors, and TCGX, with participation from ADAR1, Blackstone Multi-Asset Investing, Kalehua Capital, Ligand Pharmaceuticals, New Enterprise Associates (NEA), Spruce Street Capital, and 9vc. The Company anticipates the upfront financing will support lasofoxifene development through its topline data readout and key regulatory milestones, with sufficient capital for runway into 2028.

“Today marks a defining moment for our company. This agreement for the rights to the Phase 3 lasofoxifene program for metastatic breast cancer is a significant step in building a pipeline with the potential to change lives and create enduring value,” said Mark Litton, Ph.D., President and Chief Executive Officer of Athira. “This program provides a near-term opportunity to generate pivotal data necessary for the approval of lasofoxifene and to establish it as the new standard of care to treat ESR1-mutant breast cancer in patients who have progressed on aromatase inhibitors and prior CDK4/6 inhibitors. Supported by compelling Phase 2 clinical data and backed by blue-chip investors, we have a clear development strategy and are committed to advancing therapies that matter to patients while delivering value for our shareholders.”

“In the ELAINE-2 clinical trial, lasofoxifene demonstrated the potential to provide meaningful combination efficacy with 13 months of progression-free survival in heavily pre-treated second- and third-line ESR1-mutated metastatic breast cancer patients. We believe lasofoxifene has the potential to be the preferred endocrine therapy for metastatic breast cancer patients given its tissue-selective SERM profile may allow for the preservation of estrogen function in non-breast tissue, which provides tolerability and potential bone protection and quality of life benefits,” noted David Portman, M.D., Chief Executive Officer of Sermonix. “With the Phase 3 trial now more than 50% enrolled, we look forward to delivering pivotal data in mid-2027 and advancing toward a regulatory submission.”

“We are excited to announce this financing to help accelerate the development of lasofoxifene," said Cariad Chester, Managing Partner at TCGX. "With its differentiated profile, lasofoxifene has the potential to become the endocrine therapy of choice for the approximately 40% of breast cancer patients who develop ESR1 mutations and have progressed on aromatase inhibitors and prior CDK4/6 inhibitors. The accomplished team at Athira is committed to efficiently executing the ongoing pivotal trial of lasofoxifene, and we believe, lasofoxifene, may become the treatment of choice for oncologists and patients who are battling this challenging disease.”

“The scientific and clinical data supporting lasofoxifene are compelling, and we are confident in Athira’s leadership to drive the Company’s next chapter with clarity, urgency, and excellence. We’re proud to support this evolution and excited by the opportunity to deliver meaningful impact for patients and shareholders alike," stated Joseph Edelman, Founder and CEO of Perceptive Advisors.

Details of the Transaction

Sermonix License Agreement

In connection with the entry into the Sermonix license agreement, Athira will issue to Sermonix, as partial consideration, a pre-funded warrant to purchase approximately 5.5 million shares of common stock, with an exercise price of $0.001 per share. Athira will also be obligated to make certain payments to Sermonix of up to $100.0 million if Athira achieves certain commercialization or annual net sales milestones with respect to licensed products with respect to lasofoxifene, including royalty payments on the net sales of any licensed products in any licensed territory, ranging from sub-single digit to low-single digit royalties depending on pre-specified net sales.

Financing

On December 18, 2025, Athira entered into a securities purchase agreement with certain investors, pursuant to which Athira has agreed to issue and sell approximately 5.4 million shares of common stock, pre-funded warrants to purchase approximately 8.8 million shares of common stock and accompanying warrants to purchase approximately 23.0 million shares of common stock and/or pre-funded warrants (representing 162.5% of the aggregate shares and shares underlying the pre-funded warrants), with an exercise price of $6.35 per share (the “Series A common warrants”), and accompanying warrants to purchase approximately 21.3 million shares of common stock and/or pre-funded warrants (representing 150% of the aggregate shares and shares underlying the pre-funded warrants), with an exercise price of $7.62 per share (the “Series B common warrants”) (the “Private Placement”). The common stock, including the accompanying Series A common warrants and Series B common warrants, will be sold at a price of $6.35 per share, and the pre-funded warrants, including the accompanying Series A common warrants and Series B common warrants, will be sold at the price per underlying pre-funded warrant share of the common stock less the exercise price of $0.001 per share.

The Private Placement is expected to close on or about December 23, 2025, subject to the satisfaction of customary closing conditions. Additional details regarding the Private Placement and the other transactions discussed herein will be included in a Current Report on Form 8-K to be filed by Athira with the Securities and Exchange Commission (“SEC”).

Athira intends to use the net proceeds from the Private Placement to fund the development of lasofoxifene for the potential treatment of treatment-resistant metastatic breast cancer, and other clinical assets in its pipeline, such as ATH-1105 as a treatment for ALS, and for working capital and general corporate purposes.

Cantor is acting as exclusive financial advisor to Athira in connection with the license transaction and sole placement agent in connection with the Private Placement.

The securities being sold in the private placements discussed herein have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from applicable registration requirements. Athira has agreed to file registration statements with the SEC covering the resale of the shares of common stock issuable in connection with the private placements and upon exercise of the pre-funded warrants and warrants.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Conference Call Details

Athira management will host a conference call and webcast today, December 18, 2025, at 8:30 AM Eastern Time to discuss these transactions and answer questions. A live webcast of the conference call can be accessed at https://edge.media-server.com/mmc/p/zwdrpi3i and in the “Events & Presentations” section of Athira’s website at www.athira.com. A recording of the webcast will be archived on the company’s website for approximately 90 days.

About Metastatic Breast Cancer

Metastatic breast cancer (MBC) occurs when cancer spreads from the breast to other parts of the body—such as bones, lungs, liver, or brain. While approximately 66% of breast cancers are diagnosed at a localized stage, a notable proportion either present as metastatic at diagnosis or progress to that stage over time.

In the United States, there are approximately 4.65 million new cases of female breast cancer, with approximately 260,000 (5.6%) diagnosed as distant (metastatic) stage at initial diagnosis. The metastatic breast cancer treatment market represents a sizable and rapidly expanding global opportunity with a global market of $17.1 billion in 2021, expected to expand to $41.7 billion by 2030, with a CAGR of around 10.4%.

These projections reflect a market rich with innovation—from chemotherapy and hormone therapies to biologics, targeted agents and emerging personalized medicine. Growth is driven by the persistent incidence of metastatic disease, regulatory and clinical advances and evolving treatment landscapes.

About Lasofoxifene

Lasofoxifene is a novel, nonsteroidal selective estrogen receptor modulator (SERM) with a unique binding profile, designed to confer potent activity against both wild-type and mutant estrogen receptors, including the clinically significant ESR1 mutations commonly associated with resistance to endocrine therapy in metastatic breast cancer. Two Phase 2 studies—ELAINE‑1 and ELAINE‑2—have demonstrated its potential to address a critical unmet need in this patient population.

ELAINE‑1, a randomized trial comparing lasofoxifene to fulvestrant, showed improved outcomes for lasofoxifene, including longer median progression-free survival (5.6 vs. 3.7 months), higher objective response rates (13.3% vs. 2.9%), and a durable complete response lasting more than 2.5 years. Patients also reported quality-of-life benefits and the treatment was well tolerated.

ELAINE‑2, an open-label study evaluating lasofoxifene in combination with abemaciclib, demonstrated clinical benefits in heavily pretreated patients, with a median progression-free survival of approximately 13 months, an objective response rate of 56%, and a clinical benefit rate of 65.5%. The combination was generally well tolerated, with most adverse events being low grade.

Lasofoxifene is being advanced in a Phase 3 clinical trial as a targeted therapy for estrogen receptor-positive (ER+), HER2-negative, ESR1-mutated metastatic breast cancer, a population with limited treatment options following progression on aromatase inhibitors and CDK4/6 inhibitors. The ongoing ELAINE-3 trial (NCT05696626) is evaluating lasofoxifene in combination with the CDK4/6 inhibitor, abemaciclib, and is aiming to establish a new standard of care for this genetically defined patient group.

About ATH-1105

ATH-1105 is Athira’s novel, orally available, brain-penetrant, next-generation small molecule drug candidate designed to positively modulate the neurotrophic HGF system for potential treatment of neurodegenerative diseases, including amyotrophic lateral sclerosis (ALS), Alzheimer’s disease, and Parkinson’s disease. ATH-1105 is currently in clinical development for the potential treatment of ALS.

In May 2025, Athira presented data from the first-in-human Phase 1 clinical trial (NCT06432647) of ATH-1105 at the 4th Annual ALS Drug Development Summit highlighting ATH-1105 has demonstrated consistent and robust beneficial effects in preclinical models of ALS, showed a favorable safety profile and was well tolerated in both single and multiple ascending dose studies in healthy volunteers. In addition, ATH-1105 showed dose proportional pharmacokinetics and central nervous system penetration in this first-in-human study.

The first-in-human Phase 1 (NCT06432647) double-blind, placebo-controlled clinical trial enrolled 80 healthy volunteers to evaluate single and multiple oral ascending doses of ATH-1105. Athira plans to initiate a Phase 2 clinical trial of ATH-1105 in ALS patients in early 2026.

About Athira

Athira Pharma, Inc., headquartered in the Seattle, Washington area, is a clinical-stage biopharmaceutical company dedicated to the development of novel therapeutics for high unmet medical needs, including amyotrophic lateral sclerosis (ALS) and treatment-resistant metastatic breast cancer, with the goal of improving patients’ lives. Our lead drug candidates, lasofoxifene and ATH-1105, are novel, small molecule therapies with the potential to address devastating diseases where current treatment options are limited or ineffective. With a strong commitment to scientific excellence and patient-centered innovation, we are dedicated to developing meaningful new therapies for those who need them most.

For more information, visit www.athira.com. You can also follow Athira on Facebook, LinkedIn, X (formerly known as Twitter) and Instagram.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not based on historical fact and include statements regarding: the beneficial characteristics, safety and efficacy of Athira’s drug candidates; the anticipated consummation of the transactions described herein; Athira’s ability to obtain funding for its operations, including funding necessary to develop and commercialize its drug candidates and funding necessary for the payment of future milestone and other payments that may be earned by its collaboration partners; the success, cost, and timing of Athira’s development activities, nonclinical studies and clinical trials; the potential of any subsequent clinical trials to show the beneficial characteristics, safety and efficacy of ATH-1105; the potential of Athira to complete the Phase 3 ELAINE-3 clinical trial for lasofoxifene and any subsequent clinical trials to show the clinical benefits of lasofoxifene; the potential for the Phase 3 ELAINE-3 clinical trial to be pivotal; the potential learnings from preclinical studies and other nonclinical data and their ability to inform and improve future clinical development plans; the rate and degree of market acceptance of Athira’s drug candidates; the size and growth potential of the markets for Athira’s drug candidates, if approved for commercial use, and Athira’s ability to serve those markets; anticipated milestone timelines, such as the timing of data releases, and Athira’s ability to meet such timelines; Athira’s ability to obtain and maintain orphan drug designations for any product candidates for which it may seek such designation; the potential for lasofoxifene to be a new standard of care in the genetically defined patient group; Athira’s ability to obtain and maintain regulatory approval of its drug candidates in the United States and other jurisdictions and the timing thereof, and any related restrictions, limitations or warnings in the label of any approved drug candidate; and Athira’s expected rebranding efforts. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “on track,” “would,” “expect,” “plan,” “believe,” “intend,” “pursue,” “continue,” “suggest,” “potential,” “target” and similar expressions. Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that the conditions to the closing of any or all of the transactions are not satisfied; uncertainties as to the timing of the consummation of the proposed transactions and the ability of each of the parties thereto to consummate them; unexpected costs, charges, or expenses resulting from the transactions; potential adverse reactions or changes to business relationships resulting from the announcement or completion of any or all of the proposed transactions; risks associated with the possible failure to realize certain anticipated benefits of any or all of the proposed transactions, including with respect to future financial and operating results; the data from preclinical and clinical trials may not support the safety, efficacy and tolerability of Athira’s drug candidates; development of drug candidates may cease or be delayed; regulatory authorities could object to protocols, amendments and other submissions; future potential regulatory milestones for drug candidates, including those related to current and planned clinical studies, may be insufficient to support regulatory submissions or approval; whether Athira’s trials are sufficiently powered to meet the planned endpoints; Athira may not be able to recruit sufficient patients for its clinical trials; the outcome of legal proceedings that may in the future be instituted against Athira, its directors and officers; possible negative interactions of Athira's drug candidates with other treatments; FDA regulatory delays and uncertainty and new policies, including executive orders, changes in the leadership of federal agencies such as the FDA and SEC, staff layoffs, budget cuts to agency programs and research and changes in drug pricing controls; Athira’s assumptions regarding its financial condition and the sufficiency of its cash, cash equivalents and investments to fund its planned operations may be incorrect; adverse conditions in the general domestic and global economic markets, including as a result of tariffs; the impact of competition; the impact of drug candidate development and clinical activities on operating expenses; the impact of new or changing laws and regulations; as well as the other risks detailed in Athira’s filings with the SEC from time to time. These forward-looking statements speak only as of the date hereof and Athira undertakes no obligation to update forward-looking statements. Athira may not actually achieve the plans, intentions or expectations disclosed in its forward-looking statements, and you should not place undue reliance on the forward-looking statements.

Investor & Media Contact:

Julie Rathbun

Athira Pharma

Julie.rathbun@athira.com

206-769-9219